Exhibit 10.5

CFO EMPLOYMENT AGREEMENT

THIS AGREEMENT is dated as of October 6, 2015 (the “Effective Date”), by and between Motivating the Masses, Inc., a Nevada corporation, (the “Company”), and Scott Ryder (the “CFO”) (the CFO and Company each a “Party” and collectively the “Parties”).

WHEREAS, the Company desires to employ the CFO, and the CFO desires to be employed by the Company, upon the terms and conditions set forth herein.

NOW, THEREFORE, upon the terms and conditions set forth in this Agreement, and in consideration of the premises and the mutual covenants set forth below, the Parties hereby agree as follows:

1.   Appointment. The Company hereby appoints the CFO to act as the Company’s Chief Financial Officer and the CFO hereby accepts such appointment, on the terms and conditions set forth below.

2.   Term. The CFO’s appointment by the Company hereunder shall be one (1) year beginning on the Effective Date and, unless otherwise terminated pursuant to Section 6 and thereafter and except as otherwise modified by mutual agreement, the term of this Agreement shall be automatically renewed for successive one (1) year periods unless prior written notice to the contrary is given by the Corporation or the Employee to the other on or before ninety (90) days prior to the expiration of the original one (1) year term hereof or each such successive one year period. (the “Term”).

3.   Position and Duties. During the Term, the CFO shall serve as the Chief Financial Officer of the Company, with such duties, authority and responsibilities as are normally associated with and appropriate for such position as determined by the Chief Executive Officer of the Company. The CFO shall devote such working time, attention and energies (other than absences due to illness or vacation) as necessary for the performance of his duties for the Company.

4.   Place of Performance. During the Term, the CFO shall perform his duties at Company headquarters currently located in Carlsbad, CA.

5.  Compensation and Related Matters.

(a)	Base Salary. Upon execution of this Agreement, the annual base salary will be $150,000 per annum and will be subject to review by the Company’s Board of Directors on an annual basis (the “Base Salary”), which salary will be payable in regular installments in accordance with the Company’s general payroll practices and will be subject to customary withholding. During the Employment Period, Employee will be entitled to participate in all of the Company’s employee benefit programs for which managerial employees of the Company are generally eligible (including with respect to paid time off, sick days and paid Company holidays) in accordance with the terms and conditions of such programs as the same may be amended or modified from time to time.

(b)	During each fiscal quarter of the Employment Period, Employee will be entitled to earn a quarterly bonus in the amount of 1% of Gross Revenue, paid quarterly from calculating Gross Revenues posted in the Company’s Quarterly Filings. Bonus will be paid within 30 days of filing deadline.

Business and Travel Expenses. The Company shall promptly reimburse the CFO for all business and travel expenses (the “Expenses”) consistent with the CFO’s titles and the practices of the Company. Expenses shall include, but are not limited to business class airfare, hotel and meal expenses, cellular phone costs, and other expenses incurred by the CFO in the performance of his duties.

6.   Termination.

(a)	Death or Disability. At such time after the Base Salary becomes effective, the CFO’s Appointment hereunder shall terminate upon his death or disability lasting longer than sixty days.

(b)	Cause. The Company shall have the right to immediately terminate the CFO’s Appointment for “Cause.” For purposes of this Agreement, the Company shall have “Cause” to terminate the CFO’s Appointment only upon the CFO’s:

(i) conviction of a felony or willful gross misconduct as determined by the Board of Directors that, in either case, results in material and demonstrable damage to the business or reputation of the Company.

(c)   For purposes of this Section 6(c), no act or failure to act by the CFO shall be considered “willful” if such act is done by the CFO in the good faith belief that such act is or was to be beneficial to the Company or one or more of its businesses, or such failure to act is due to the CFO’s good faith belief that such action would be materially harmful to the Company or one of its businesses. Cause shall not exist unless and until a simple majority of the Company’s Board of Directors (excluding the CFO for the purposes of determining majority), has provided notice and an opportunity for the CFO to be heard before the Board of Directors of the Company and a finding that in the good faith opinion of the majority of the Board of Directors that “Cause” exists, and specifying the particulars thereof in detail.

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(d)   Good Reason. The CFO may immediately terminate his Appointment for “Good Reason” after giving the Company detailed written notice thereof, if the Company shall have failed to cure the event or circumstance constituting “Good Reason” within five business days after receiving such notice. Good Reason shall mean the occurrence of any of the following without the written consent of the CFO or his approval in his capacity as the CFO:

(i)         any failure by the Company to comply with Section 5 hereof in any material way

(e)   Termination without Cause. The Company may terminate Employee’s employment at any time without Cause or Employee’s disability. In the event the Company terminates Employee’s employment without Cause or Employee’s disability during the term of this Agreement, including any option periods, this Agreement shall terminate and the Company shall have no further obligation to Employee or Employee’s surviving spouse, estate or legal representatives, except that (1) the Company shall pay Employee any amounts due as salary and bonuses earned at the time of such termination; (2) the Company shall continue the payment of Employee’s base salary for a period of six (6) months following such termination that occurs after six (6) months of employment, nine (9) months following such termination that occurs after nine (9) months of employment; and one (1) year following such termination that occurs after one (1) year of employment; and (3) during the post-employment exercise period provided under the Company’s option plan with respect to the Option, the Employee shall be entitled to exercise the then-vested portion of the Option.

(f)   Any material breach of this Agreement by the Company.

7.   Confidential Information; Non-Competition; Nonsolicitation,

(a)   Confidential Information. Except as may be required or appropriate in connection with his carrying out his duties under this Agreement, the CFO shall not, without the prior written consent of the Company or as may otherwise be required by law or any legal process, or as is necessary in connection with any adversarial proceeding against the Company (in which case the CFO shall cooperate with the Company in obtaining a protective order at the Company’s expense against disclosure by a court of competent jurisdiction), communicate, to anyone other than the Company and those designated by the Company or on behalf of the Company in the furtherance of its business or to perform his duties hereunder, any trade secrets, confidential information, knowledge or data relating to the Company and its businesses and investments, obtained by the CFO during the CFO’s Appointment by the Company and that is not generally available public knowledge (other than by acts by the CFO in violation of this Agreement).

(b)   Noncompetition. During the Term and until the 12-month anniversary of the CFO’s Date of Termination if the CFO’s Appointment is terminated by the Company for Cause or the CFO terminates Appointment without Good Reason, the CFO shall not engage in or become associated with any Competitive Activity. For purposes of this Section 9(b), a “Competitive Activity” shall mean any business or other endeavor that engages in any country in which the Company has significant business operations as of the Date of Termination to a significant degree in a business that directly competes with all or any substantial part of the Company’s business, provided, that, a Competitive Activity shall not include (i) the writing of any book or article relating to subjects other than Competitive Activity (ii) an internet based business in general so long as such business does not compete directly with the Company. The CFO shall be considered to have become “associated with a Competitive Activity” if he becomes involved as an owner, employee, CFO, director independent contractor, agent, partner, advisor, or in any other capacity calling for the rendition of the CFO’s personal services, with any individual, partnership, corporation or other organization that is engaged in a Competitive Activity and his involvement relates to a significant extent to the Competitive Activity of such entity; provided, however, that the CFO shall not be prohibited from (x) owning less than one percent (1%) of any publicly traded or private corporation, whether or not such corporation is in competition with the Company, (y) owning any percentage of any publicly traded or private corporation the primary business of which is not a Competitive Activity, or (z) serving as a director of a corporation or other entity the primary business of which is not a Competitive Activity. If, at any time, the provisions of this Section 7(b) shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 9(b) shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the CFO agrees that this Section 7(b) as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

(c)   Nonsolicitation. During the Term, and for 12 months after the CFO’s Date of Termination if the CFO’s Appointment is terminated by the Company for Cause or the CFO terminates Appointment without Good Reason, the CFO will not, directly or indirectly, solicit for Appointment any person known by the CFO, after reasonable inquiry, to be employed at the time by the Company or its affiliated companies.

(d)   Injunctive Relief. In the event of a breach or threatened breach of this Section 7, the CFO agrees that the Company shall be entitled to injunetive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the CFO acknowledging that damages would be inadequate and insufficient.

8.   Indemnification.

(a)   General. The Company agrees that if the CFO is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that the CFO is or was a trustee, director, officer, CFO, agent or employee of the Company, or any of their affiliates or is or was serving at the request of the Company, or any of its affiliates as a trustee, director, officer, CFO, member, employee or agent of another Corporation, partnership, joint venture, limited liability company, trust or other enterprise, whether or not the basis of such Proceeding is alleged action in an official capacity, the CFO shall be indemnified and held harmless by the Company to the fullest extent authorized by law, as the same exists or may hereafter be amended, against all Expenses incurred or suffered by the CFO in connection therewith, and such indemnification shall continue as to the CFO even if the CFO has ceased to be an CFO, director, trustee or agent, or is no longer employed by the Company and shall inure to the benefit of his heirs, executors and administrators.

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(b)   Expenses. As used in this Agreement, the term “Expenses” shall include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements, and costs, attorneys’ fees, accountants’ fees, and disbursements and costs of attachment or similar bonds, investigations, and any expenses of establishing a right to indemnification under this Agreement.

(c)   Enforcement. If a claim or request under this Section 8 is not paid by the Company or on its behalf, within thirty (30) days after a written claim or request has been received by the Company, the CFO may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or request and if successful in whole or in part, the CFO shall be entitled to be paid also the Expenses of prosecuting such suit. All obligations for indemnification hereunder shall be subject to, and paid in accordance with, applicable law.

(d)   Indemnification. If the CFO is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the CFO for the portion of such Expenses to which the CFO is entitled.

(e)   Advances of Expenses. Expenses incurred by the CFO in connection with any Proceeding shall be paid by the Company in advance upon request of the CFO that the Company pay such Expenses, but only in the event that the CFO shall have delivered in writing to the Company (i) an undertaking to reimburse the Company for Expenses with respect to which the CFO is not entitled to indemnification and (ii) a statement of his good faith belief that the standard of conduct necessary for indemnification by the Company has been met.

(f)   Notice of Claim. The CFO shall give to the Company notice of any claim made against him for which indemnification will or could be sought under this Agreement within ten days of CFO knowledge of the claim or possible claim. Failure to provide said Notice shall make Indemnification voidable by the Company. In addition, the CFO shall give the Company such information and cooperation as the Company may reasonably require in relation to such indemnification.

(g)   Defense of Claim. With respect to any Proceeding as to which the CFO notifies the Company of the commencement thereof:

(i)   The Company will be entitled to participate therein at its own expense;

(ii)   Except as otherwise provided below, to the extent that it may wish, the Company will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the CFO, which in the Company’s sole discretion may be regular counsel to the Company and may be counsel to other CFOs and directors of the Company or any subsidiary. The CFO also shall have the right to employ his own counsel in such action, suit or proceeding if he reasonably concludes that failure to do so would involve a conflict of interest between the Company and the CFO, and under such circumstances the fees and expenses of such counsel shall be at the expense of the Company.

(iii)   The Company shall not be liable to indemnify the CFO under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty that would not be paid directly or indirectly by the Company without the CFO’s written consent. Neither the Company nor the CFO will unreasonably withhold or delay their consent to any proposed settlement.

(h)   Non-exclusivity. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 8 shall not be exclusive of any other right which the CFO may have or hereafter may acquire under any statute or certificate of incorporation or by-laws of the Company or any subsidiary, agreement, vote of shareholders or disinterested directors or trustees or otherwise.

9.   Legal Fees and Expenses. If any contest or dispute shall arise between the Company and the CFO regarding any provision of this Agreement, the Company shall reimburse the CFO for all legal fees and expenses reasonably incurred by the CFO in connection with such contest or dispute, but only if the CFO prevails to a substantial extent with respect to the CFO’s claims brought and pursued in connection with such contest or dispute. Such reimbursement shall be made as soon as practicable following the resolution of such contest or dispute (whether or not appealed) to the extent the Company receives reasonable written evidence of such fees and expenses.

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10.   Successors; Binding Agreement.

(a)   Company’s Successors. No rights or obligations of the Company under this Agreement may be assigned or transferred, except that the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall include any successor to its business and/or assets (by merger, purchase or otherwise) which executes and delivers the agreement provided for in this Section 10 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

(b)   CFO’s Successors. No rights or obligations of the CFO under this Agreement may be assigned or transferred by the CFO other than his rights to payments or benefits hereunder, which may be transferred only by will or the laws of descent and distribution. Upon the CFO’s death, this Agreement and all rights of the CFO hereunder shall inure to the benefit of and be enforceable by the CFO’s beneficiary or beneficiaries, personal or legal representatives, or estate, to the extent any such person succeeds to the CFO’s interests under this Agreement. If the CFO should die following his Date of Termination while any amounts would still be payable to him hereunder if he had continued to live, all such amounts unless otherwise provided herein shall be paid in accordance with the terms of this Agreement to such person or persons so appointed in writing by the CFO, or otherwise to his legal representatives or estate.

11.   Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the CFO:

Scott Ryder

7741 Calle Andar

Carlsbad, CA 92009

At his residence address most recently filed with the Company.

If to the Company:

Motivating the Masses, Inc.

2121 Palomar Airport Rd., Ste 300

Carlsbad, CA 92011

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

12.   Miscellaneous. No provisions of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing signed by the CFO and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The respective rights and obligations of the parties hereunder of this Agreement shall survive the CFO’s termination of Appointment and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Jersey without regard to its conflicts of law principles. Any action to enforce the terms and conditions of this Agreement shall be brought in the California State courts in and for the City of Carlsbad, California.

13.   Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

14.   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

15.   Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any CFO, employee or representative of any party hereto in respect of such subject matter. Any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.

16.   Section Headings. The section headings in this Appointment Agreement are for convenience of reference only, and they form no part of this Agreement and shall not affect its interpretation.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

CFO:

/s/ Scott Ryder	CFO	10/6/15
By: Scott Ryder	Title	Date

COMPANY:

Motivating the Masses, Inc.

By:	Offier	Title	Date

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